UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2007

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Suite 800 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2007, Cheniere Marketing, Inc. (the “Borrower”), a direct wholly owned subsidiary of Cheniere Energy, Inc. (“Cheniere”), closed a $100,000,000 revolving credit facility (the “Credit Facility”) with BNP Paribas as initial lender and as administrative agent and collateral trustee for future lenders that from time to time may be a party to the Credit Facility (the “Lenders”). In connection with the Credit Facility, a credit agreement, security agreement, collateral trust agreement and several related ancillary agreements were entered into by the parties.

The following descriptions are not complete and are qualified in their entirety by reference to the respective agreements, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Credit Agreement

Pursuant to the Credit Agreement dated as of September 14, 2007 (the “Credit Agreement”), among the Borrower, the Lenders and the administrative agent, the Lenders agreed to make revolving loans (the “Loans”) to the Borrower and to issue letters of credit on behalf of the Borrower. The Lenders committed to provide up to $35,000,000 of Loans and up to $100,000,000 of letters of credit, provided that the sum of the outstanding Loans and the face amount of the outstanding letters of credit may not at any time exceed the lesser of $100,000,000 and a borrowing base composed of cash or cash equivalents, receivables and inventory of the Borrower meeting certain criteria. The Borrower must use the letters of credit and the proceeds of Loans only for financing, securing or guaranteeing the performance related to the purchase, sale, storage, transfer or exchange of natural gas and other products approved by Lenders holding a majority of the commitments, to support the Borrower’s obligations under commodity contracts and derivative contracts related to such products, and to fund the working capital requirements of the Borrower. As of the date hereof, there are no Loans or letters of credit outstanding under the Credit Agreement.

Each Loan will mature on the earlier of two months after such Loan was incurred and September 12, 2008. The principal balance of the Loans may be prepaid at any time, in whole or in part, without premium or penalty, except for losses incurred by the Lenders as a consequence of the prepayment of any Loans bearing interest based on LIBOR. Amounts repaid under the Credit Facility may be reborrowed.

The unpaid principal balance of each Loan will generally bear interest at a variable rate equal to LIBOR plus 1.50%. Interest is payable at the end of the relevant LIBOR interest period, which shall be either one or two months. The Borrower may also elect to have Loans bear interest at the prime rate of BNP Paribas or at BNP Paribas’ cost of funds plus 1.50%.

The Borrower will pay a commitment fee to the Lenders equal to 0.375% of the available commitments and a fee of 1.375% on the amount of each letter of credit (1.50% in the case of certain letters of credit). The Borrower will also pay customary fees to the administrative agent, the collateral trustee and the Lender issuing the letters of credit.

The Credit Agreement contains negative covenants in which the Borrower agreed (subject to certain exceptions) not to:

•	Have working capital of less than $40,000,000;

•	Have a tangible net worth of less than $40,000,000;

•	Have a leverage ratio greater than 7.5 to 1.0;

•	Incur liens on the collateral securing the Loans and letters of credit;

•	Merge or consolidate or sell, transfer, lease or otherwise dispose of its assets;

•	Make capital expenditures in excess of $5,000,000 in the aggregate;

•	Make any significant changes to its methods of accounting;

•	Agree to limit its ability to grant liens on, or transfer any interest in, its assets; or

•	Engage in any business other than the businesses engaged in on the date of the Credit Agreement.

The Credit Agreement also contains other covenants that include, among other things (subject to exceptions), maintenance of existence, maintenance of insurance, compliance with laws, delivery of certain information, maintenance of properties, keeping of books and records, compliance with the Borrower’s risk policy and additional collateral requirements, incurrence of indebtedness, making dividends or other distributions, entering into transactions with affiliates of the Borrower, and modifying Borrower’s organizational documents.

The Credit Agreement contains the following events of default, which are subject to customary grace periods and materiality standards:

•	nonpayment of any amounts payable under the Credit Facility when due;

•	any representation or warranty made in connection with the Credit Facility being incorrect in any material respect when made or deemed made;

•	failure of the Borrower to comply with the Credit Agreement or any related document;

•	failure by the Borrower to make payments on other indebtedness involving amounts of $10,000,000 or more, or the occurrence of any event that permits the acceleration of such indebtedness;

•	the insolvency of the Borrower, or the voluntary or involuntary bankruptcy or reorganization of the Borrower;

•	certain events under ERISA that could reasonably be expected to have a material adverse effect;

•	entry of judgments or orders against the Borrower for payment of an aggregate amount of $10,000,000 or more;

•	any document securing the obligations under the Credit Agreement ceases to be in full force and effect or any lien created in connection with the Credit Facility ceases to be enforceable;

•	any amount owing to Crest Investment Company is not paid when due by Cheniere Energy, Inc. or one of its subsidiaries;

•	certain documents relating to the obligations owed to Crest Investment Company cease to be in full force and effect or any party thereto so asserts;

•	Cheniere Energy, Inc. ceases to own at least 70% of the capital stock of the Borrower; or

•	the Borrower fails to deliver a borrowing base report or certain other documents when due.

Security Agreement

Pursuant to a Security Agreement dated as of September 14, 2007, the Borrower granted to the collateral trustee (for the benefit of the Lenders) a security interest in all of the Borrower’s personal property relating to its natural gas business (which does not include its liquefied natural gas business) to secure the obligations of the Borrower under the Credit Facility. In order to perfect this security interest, the Borrower and the collateral trustee also entered into agreements with banks and other institutions giving the collateral trustee control over the Borrower’s accounts at such institutions.

If an event of default under the Credit Agreement occurs, then the collateral trustee may exercise the Borrower’s rights in the collateral. In that event, the collateral trustee will have all of the rights of a secured party with respect to the collateral under the Uniform Commercial Code, including, among other things, the right to sell the collateral at public or private sale.

Collateral Trust Agreement

Under the Collateral Trust Agreement dated as of September 14, 2007, between the Borrower and the collateral trustee, the Borrower granted to the collateral trustee a security interest in the collateral described in the Security Agreement to secure its obligations under the Credit Facility and a separate security interest in such collateral to secure the obligations of the Borrower owed to Crest Investment Company. The security interest in favor of Crest Investment Company was expressly made senior to the security interest securing the obligations under the Credit Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

10.1	Credit Agreement dated as of September 14, 2007, among Cheniere Marketing, Inc., the lenders party thereto and BNP Paribas, as administrative agent for the lenders

10.2	Security Agreement dated as of September 14, 2007, between Cheniere Marketing, Inc. and BNP Paribas, as collateral trustee

10.3	Collateral Trust Agreement dated as of September 14, 2007, between Cheniere Marketing, Inc. and BNP Paribas, as collateral trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: September 20, 2007	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement dated as of September 14, 2007, among Cheniere Marketing, Inc., the lenders party thereto and BNP Paribas, as administrative agent for the lenders

10.2	Security Agreement dated as of September 14, 2007, between Cheniere Marketing, Inc. and BNP Paribas, as collateral trustee

10.3	Collateral Trust Agreement dated as of September 14, 2007, between Cheniere Marketing, Inc. and BNP Paribas, as collateral trustee